www.aviatnetworks.com

Aviat Networks Announces Fiscal 2024 Fourth Quarter and Twelve Months Financial Results

Fourth Quarter Total Revenue of $116.7 million; Up 28.1% Year-Over-Year
Fourth Quarter Adjusted EBITDA of $11.9 million
Cash from Operations of $8.3 million in fourth quarter, $30.5 million for full year

AUSTIN, Texas, October 4, 2024 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2024 fourth quarter and twelve months ended June 28, 2024.

Fourth Quarter Highlights
•Pasolink acquisition accretive to Adjusted EBITDA and non-GAAP net income in the quarter
•Achieved 4th consecutive fiscal year of growth in both revenue and Adjusted EBITDA
•Secured statewide win of a new public safety customer, converting customer from legacy incumbent
Fourth Quarter Financial Highlights

•Total Revenues: $116.7 million, up 28.1% from the same quarter last year
•GAAP Results: Gross Margin 35.3%; Operating Expenses $35.7 million; Operating Income $5.5 million; Net Income $1.5 million; Net Income per diluted share (“Net Income per share”) $0.12
•Non-GAAP Results: Adjusted EBITDA $11.9 million; Gross Margin 35.9%; Operating Expenses $31.3 million; Operating Income $10.6 million; Net Income $9.2 million; Net Income per share $0.72
•Net cash and cash equivalents: $64.6 million; cash net of debt: $16.3 million
Full Year Financial Highlights
•Total Revenues: $408.1 million, up 18.5% from last year
•GAAP Results: Gross Margin 35.5%; Operating Expenses $125.3 million; Operating Income $19.4 million; Net Income $10.8 million, Net Income per diluted share $0.86
•Non-GAAP Results: Adjusted EBITDA $48.1 million; Gross Margin 36.4%; Operating Expenses $105.4 million; Operating Income $43.1 million; Net Income per diluted share $3.15

Fiscal 2024 Fourth Quarter and Twelve Months Ended June 28, 2024
Revenues
The Company reported total revenues of $116.7 million for its fiscal 2024 fourth quarter, compared to $91.1 million in the fiscal 2023 fourth quarter, an increase of $25.6 million or 28.1%. North America revenue of $56.2 million increased by $1.4 million or 2.5%, compared to $54.8 million in the prior year due to continued execution on private network projects. International revenue of $60.5 million increased by $24.2 million or 66.6%, compared to $36.3 million in the prior year. This growth was due to the addition from the Pasolink acquisition and strong core Aviat revenues in Asia Pacific and Europe regions.
For the twelve months ended June 28, 2024, total revenue increased by 18.5% to $408.1 million, compared to $344.4 million in the same period of fiscal 2023. North America revenue of $206.1 million increased by $5.4 million or 2.7%, compared to $200.7 million in the same period of fiscal 2023. International revenue of $202.0 million increased by $58.3 million or 40.5% as compared to $143.8 million in the same period of fiscal 2023.
Gross Margins
In the fiscal 2024 fourth quarter, the Company reported GAAP gross margin of 35.3% and non-GAAP gross margin of 35.9%. This compares to GAAP gross margin of 35.9% and non-GAAP gross margin of 36.2% in the fiscal 2023 fourth quarter, a change of (60) and (30) basis points, respectively. The fluctuations were driven by project and regional customer mix.
For the twelve months ended June 28, 2024, the Company reported GAAP gross margin of 35.5% and non-GAAP gross margin of 36.4%. This compares to GAAP gross margin of 35.5% and non-GAAP gross margin of 35.8% in the same period of fiscal 2023. GAAP gross margin was flat to the prior year comparison period, and non-GAAP gross margin increased 60 basis points.
Operating Expenses
The Company reported GAAP total operating expenses of $35.7 million for the fiscal 2024 fourth quarter, compared to $26.3 million in the fiscal 2023 fourth quarter, an increase of $9.3 million or 35.5%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2024 fourth quarter were $31.3 million, compared to $22.0 million in the prior year, an increase of $9.2 million or 41.9%.
For the twelve months ended June 28, 2024, the Company reported total operating expenses of $125.3 million, compared to $97.8 million in the same period of fiscal 2023, an increase of $27.6 million or 28.2%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the twelve months ended June 28, 2024 were $105.4 million, as compared to $84.1 million in the same period of fiscal 2023, an increase of $21.3 million or 25.3%.
Operating Income
The Company reported GAAP operating income of $5.5 million for the fiscal 2024 fourth quarter, compared to $6.3 million in the fiscal 2023 fourth quarter, a decrease of $(0.9) million or (13.7)%. On a non-GAAP basis, the Company reported operating income of $10.6 million for the fiscal 2024 fourth quarter, compared to $11.0 million in the prior year, a decrease of $(0.4) million or (3.2)%.
For the twelve months ended June 28, 2024, the Company reported GAAP operating income of $19.4 million, as compared to $24.6 million in the same period of fiscal 2023, a decrease of $(5.2) million or (21.2)%. Operating income decreased primarily due to merger and acquisition related expenses. On a non-GAAP basis, the Company reported operating income of $43.1 million, compared to $39.1 million in the same period of fiscal 2023, an increase of $4.1 million or 10.4%.
Income Taxes
The Company reported GAAP income tax expense of $3.1 million in the fiscal 2024 fourth quarter, compared to $2.0 million in the fiscal 2023 fourth quarter, an increase of $1.1 million or 53.2%.
For the twelve months ended June 28, 2024, the Company reported GAAP income tax expense of $6.1 million compared to $11.1 million in the same period of fiscal 2023, a decrease of $(5.0) million or (44.9)%. The decrease was driven by non-recurrence of a $2.6 million deferred tax liability in the prior year related to legal entity restructuring.
Net Income / Net Income Per Share
The Company reported GAAP net income of $1.5 million in the fiscal 2024 fourth quarter and GAAP net income per share of $0.12. This compared to GAAP net income of $3.8 million or GAAP net income per share of $0.32 in the fiscal 2023 fourth quarter. On a non-GAAP basis, the Company reported net income of $9.2 million or non-GAAP net income per share of $0.72, compared to non-GAAP net income of $10.3 million or $0.87 per share in the prior year.
The Company reported GAAP net income of $10.8 million for the twelve months ended June 28, 2024, or GAAP net income per fully diluted share of $0.86. This compared to GAAP net income of $10.2 million or $0.86 per share in the comparable fiscal 2023 period. On a non-GAAP basis, the Company reported net income of $39.2 million or net income per share of $3.15 for the twelve months ended June 28, 2024, as compared to non-GAAP net income of $37.3 million or $3.15 per share in the comparable fiscal 2023 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2024 fourth quarter was $11.9 million, compared to $12.6 million in the fiscal 2023 fourth quarter.
For the twelve months ended June 28, 2024, the Company reported Adjusted EBITDA of $48.1 million, as compared to $45.2 million in the comparable fiscal 2023 period, an increase of $2.9 million, or 6.4%.
Balance Sheet Highlights
The Company reported $64.6 million in cash and cash equivalents as of June 28, 2024, compared to $58.2 million as of March 29, 2024. As of June 28, 2024, total debt was $48.4 million, a decrease of $0.6 million from March 29, 2024.

Fiscal 2025 Full Year Guidance
The Company established its fiscal 2025 full year revenue and Adjusted EBITDA guidance as follows:
•Full year Revenue between $450 and $490 million
•Full year Adjusted EBITDA between $46.0 and $52.0 million

As previously disclosed, Aviat has identified certain material weaknesses in its internal control over financial reporting for the 2024 fiscal year. The Company has initiated and will continue to implement measures designed to improve its internal control over financial reporting to remediate these material weaknesses with oversight from the Audit Committee of the Board of Directors and assistance from its external advisors. Please refer to Item 9A in our Annual Report on Form 10-K (the “Form 10-K”) filed with the Securities and Exchange Commission (“SEC”) on October 4, 2024, for more information.

Subsequent to the issuance of the consolidated financial statements and related disclosures for the fiscal year ended June 30, 2023, the Company identified certain errors in its previously issued consolidated financial statements. The Company evaluated the materiality of the errors and determined that the impacts were not material, individually or in the aggregate, to the Company’s previously issued consolidated financial statements for any of the prior reporting periods in which they occurred. The Company has revised the prior period financial statements for fiscal 2024 and fiscal 2023 to correct the errors. The revisions ensure comparability across all periods presented herein. Please refer to Note 16. Revisions to Prior Period Consolidated Financial Statements of the Notes to the consolidated financial statements in our Form 10-K for further information.

Conference Call Details
Aviat Networks will host a conference call at 8:30 a.m. Eastern Time (ET) on October 7, 2024, to discuss its financial and operational results for the fiscal 2024 fourth quarter ended June 28, 2024. Participating on the call will be Peter Smith, President and Chief Executive Officer; Michael Connaway, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2025, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 28, 2024 filed with the SEC on October 4, 2024, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (512) 582-4626
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2024 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
Revenues:
Product sales	$78,795	$64,093	$274,205	$238,579
Services	37,865	27,010	133,878	105,854
Total revenues	116,660	91,103	408,083	344,433
Cost of revenues:
Product sales	50,794	39,363	171,783	150,637
Services	24,727	19,074	91,568	71,414
Total cost of revenues	75,521	58,437	263,351	222,051
Gross margin	41,139	32,666	144,732	122,382
Operating expenses:
Research and development	10,985	6,256	36,426	24,908
Selling and administrative	23,059	19,929	85,038	69,842
Restructuring charges	1,640	157	3,867	3,012
Total operating expenses	35,684	26,342	125,331	97,762
Operating income	5,455	6,324	19,401	24,620
Interest expense, net	916	322	2,337	532
Other (income) expense, net	(70)	234	158	2,774
Income before income taxes	4,609	5,768	16,906	21,314
Provision for income taxes	3,060	1,997	6,146	11,145
Net income	$1,549	$3,771	$10,760	$10,169

Net income per share of common stock outstanding:
Basic	$0.12	$0.33	$0.88	$0.90
Diluted	$0.12	$0.32	$0.86	$0.86
Weighted-average shares outstanding:
Basic	12,597	11,475	12,182	11,358
Diluted	12,829	11,920	12,456	11,855

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2024 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	June 28, 2024	June 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$64,622	$22,242
Accounts receivable, net	158,013	100,911
Unbilled receivables	90,525	57,170
Inventories	62,267	33,428
Assets held for sale	2,720	—
Other current assets	27,076	22,164
Total current assets	405,223	235,915
Property, plant and equipment, net	9,480	9,452
Goodwill	8,217	5,112
Intangible assets, net	13,644	9,046
Deferred income taxes	83,112	87,080
Right of use assets	3,710	2,554
Other assets	11,837	13,978
Total long-term assets	130,000	127,222
Total assets	$535,223	$363,137
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$92,854	$60,141
Accrued expenses	42,148	24,442
Short-term lease liabilities	1,006	610
Advance payments and unearned revenue	58,839	44,268
Other current liabilities	21,614	600
Current portion of long-term debt	2,396	—
Total current liabilities	218,857	130,061
Long-term debt	45,954	—
Unearned revenue	7,413	7,416
Long-term lease liabilities	2,823	2,140
Other long-term liabilities	394	314
Reserve for uncertain tax positions	3,485	3,975
Deferred income taxes	412	492
Total liabilities	279,338	144,398
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	126	115
Treasury stock	(6,479)	(6,147)
Additional paid-in-capital	860,071	830,048
Accumulated deficit	(578,513)	(589,273)
Accumulated other comprehensive loss	(19,320)	(16,004)
Total stockholders’ equity	255,885	218,739
Total liabilities and stockholders’ equity	$535,223	$363,137

AVIAT NETWORKS, INC.
Fiscal Year 2024 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.
1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2024 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 28, 2024	% of Revenue	June 30, 2023	% of Revenue	June 28, 2024	% of Revenue	June 30, 2023	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$41,139	35.3%	$32,666	35.9%	$144,732	35.5%	$122,382	35.5%
Share-based compensation	96		164		406		627
Merger and acquisition related expense	650		174		3,409		180
Non-GAAP gross margin	41,885	35.9%	33,004	36.2%	148,547	36.4%	123,189	35.8%

GAAP research and development expenses	$10,985	9.4%	$6,256	6.9%	$36,426	8.9%	$24,908	7.2%
Share-based compensation	(141)		(129)		(593)		(514)
Non-GAAP research and development expenses	10,844	9.3%	6,127	6.7%	35,833	8.8%	24,394	7.1%

GAAP selling and administrative expenses	$23,059	19.8%	$19,929	21.9%	$85,038	20.8%	$69,842	20.3%
Share-based compensation	(1,559)		(1,292)		(6,342)		(5,579)
Merger and acquisition related expense	(1,070)		(2,727)		(9,121)		(4,526)
Non-GAAP selling and administrative expenses	20,430	17.5%	15,910	17.5%	69,575	17.0%	59,737	17.3%

GAAP operating income	$5,455	4.7%	$6,324	6.9%	$19,401	4.8%	$24,620	7.1%
Share-based compensation	1,796		1,585		7,341		6,720
Merger and acquisition related expense	1,720		2,901		12,530		4,706
Restructuring charges	1,640		157		3,867		3,012
Non-GAAP operating income	10,611	9.1%	10,967	12.0%	43,139	10.6%	39,058	11.3%

GAAP income tax provision	$3,060	2.6%	$1,997	2.2%	$6,146	1.5%	$11,145	3.2%
Adjustment to reflect pro forma tax rate	(2,560)		(1,697)		(4,546)		(9,945)
Non-GAAP income tax provision	500	0.4%	300	0.3%	1,600	0.4%	1,200	0.3%

GAAP net income	$1,549	1.3%	$3,771	4.1%	$10,760	2.6%	$10,169	3.0%
Share-based compensation	1,796		1,585		7,341		6,720
Merger and acquisition related expense	1,720		2,901		12,530		4,706
Restructuring charges	1,640		157		3,867		3,012
Other (income) expense, net	(70)		234		158		2,774
Adjustment to reflect pro forma tax rate	2,560		1,697		4,546		9,945
Non-GAAP net income	$9,195	7.9%	$10,345	11.4%	$39,202	9.6%	$37,326	10.8%

Diluted net income per share:
GAAP	$0.12		$0.32		$0.86		$0.86
Non-GAAP	$0.72		$0.87		$3.15		$3.15

Shares used in computing net income per share
GAAP	12,829		11,920		12,456		11,855
Non-GAAP	12,829		11,920		12,456		11,855

Adjusted EBITDA:
GAAP net income	$1,549	1.3%	$3,771	4.1%	$10,760	2.6%	$10,169	3.0%
Depreciation and amortization of property, plant and equipment and intangible assets	1,265		1,615		4,993		6,180
Interest expense, net	916		322		2,337		532
Other (income) expense, net	(70)		234		158		2,774
Share-based compensation	1,796		1,585		7,341		6,720
Merger and acquisition related expense	1,720		2,901		12,530		4,706
Restructuring charges	1,640		157		3,867		3,012
Provision for income taxes	3,060		1,997		6,146		11,145
Adjusted EBITDA	$11,876	10.2%	$12,582	13.8%	$48,132	11.8%	$45,238	13.1%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2024 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 28, 2024	June 30, 2023	June 28, 2024	June 30, 2023
(In thousands)
North America	$56,194	$54,814	$206,073	$200,678
International:
Africa and the Middle East	13,063	16,307	48,884	59,674
Europe	7,231	5,067	24,608	18,772
Latin America and Asia Pacific	40,172	14,915	128,518	65,309
Total international	60,466	36,289	202,010	143,755
Total revenue	$116,660	$91,103	$408,083	$344,433